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                                                                       EXHIBIT 5

                        REINHART BOERNER VAN DEUREN s.c.
                             1000 North Water Street
                               Milwaukee, WI 53202

                                 March 28, 2002

Racing Champions Corporation
800 Roosevelt Road
Building C, Suite 320
Glen Ellyn, IL 60137

Gentlemen:                    Re:    Registration Statement on Form S-3 pursuant
                                     to Rule 462(b) filed in connection with the Registration Statement on Form S-3 (Reg. No
                                     333-83296)

         We have acted as counsel for Racing Champions Corporation, a Delaware corporation (the "Company"), in connection with the offering by the Company to the public of 45,000 additional shares of the Company's common stock (the "Primary Shares") and the offering by certain selling stockholders to the public of 300,000 additional shares of the Company's common stock (the "Secondary Shares" and, collectively with the Primary Shares, the "Shares"), pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 462(b) under the Act.

         In such capacity, we have examined, among other documents, the Registration Statement (the "Registration Statement") on Form S-3 filed by the Company with the Securities and Exchange Commission on the date hereof or shortly hereafter pursuant to Rule 462(b) under the Act. Based upon the foregoing, and upon such further examination as we have deemed relevant and necessary, we are of the opinion that the Shares have been legally and validly authorized under the Certificate of Incorporation of the Company and the laws of the State of Delaware and the Secondary Shares are, and the Primary Shares, when issued and paid for in accordance with the descriptions set forth in the Registration Statement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the laws of the State of Delaware.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.


                                          Yours very truly,

                                                REINHART BOERNER VAN DEUREN s.c.

                                          BY       /s/ James M. Bedore
                                            ------------------------------------
                                                             James M. Bedore